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                                                                   EXHIBIT 14(a)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for Liberty Contrarian Small-Cap Fund (one of the series comprising Liberty Funds Trust III) in the Liberty Contrarian Funds Class A, B and C Shares Prospectus and Class I Shares Prospectus and in the Liberty Contrarian Small-Cap Fund Class Z Shares Prospectus and "Independent Accountants/Auditors of the Fund", "Independent Accountants/Auditors of the Funds" and "Financial Statements" in the Liberty Funds Trust III Statements of Additional Information and to the incorporation by reference of our report dated December 12, 2001 with respect to the financial statements and financial highlights of Liberty Contrarian Small-Cap Fund included in the Liberty Contrarian Funds Annual Report dated October 31, 2001 in the Statement of Additional Information, which Prospectuses and Statements of Additional Information are incorporated by reference in the Combined Prospectus and Proxy Statement and the Statement of Additional Information included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of Liberty Funds Trust VI. We also consent to the reference to our firm under the caption Appendix A -- "Agreement and Plan of Reorganization" in this Registration Statement.


                                                               ERNST & YOUNG LLP



Boston, Massachusetts
August 21, 2002